Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116055 and 333-123707 on Form S-8 of UCN, Inc. (formerly Buyers United, Inc.) of our report dated March 11, 2004 appearing in this Annual Report on Form 10-K of UCN, Inc. for the year ended December 31, 2005.

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 24, 2006